                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-116214) of Global Signal Inc. pertaining to the Global Signal Inc.
Omnibus Stock Incentive Plan of our report dated April 21, 2005, with respect to the statement of revenue and certain expenses of Lattice Acquisition for the year ended December 31, 2003, included in this Current Report on Form 8-K/A of
Global Signal Inc.

                                                            /s/Ernst & Young LLP

Cincinnati, Ohio
June 3, 2005